UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2006
KOS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	000-22171	65-0670898

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1 CEDAR BROOK DRIVE
CRANBURY, NJ 08512-3618
(Address of principal executive offices)
609-495-0500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a—12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.
     Kos Pharmaceuticals, Inc. (the “Company”) was scheduled for a hearing with the NASDAQ Listing Qualifications Panel on September 21, 2006 (the “Hearing”) to appeal the determination by the NASDAQ Listing Qualifications Staff dated August 14, 2006 to delist the Company’s securities from The NASDAQ Global Select Market due to the Company’s failure to timely file its Form 10-Q for the quarter ended June 30, 2006. On September 18, 2006, the Company announced its receipt of a letter (“the Letter”) from the Counsel to the Panel for the NASDAQ Listing Qualifications Hearings dated September 15, 2006. The Letter acknowledges that the Company has now filed its Form 10-Q for the quarter ended June 30, 2006. The Company also filed its Form 10-K/A for the fiscal year ended December 31, 2005 and its Form 10-Q/A for the quarter ended March 31, 2006. As a result, the filing delinquency of the Company has been cured and the Hearing is cancelled as it is considered moot.
     A copy of the Company’s press release is attached hereto as Exhibit 99.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
     As described in Item 8.01 of this Report, the following Exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release of the Company dated September 18, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOS PHARMACEUTICALS, INC.

By:	/s/ Andrew I. Koven
	Name:	Andrew I. Koven
	Title:	Executive Vice President and General Counsel and Corporate Secretary

Dated: September 18, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of the Company dated September 18, 2006.

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